Scotia Howard Weil 2017 Energy Conference March 26-29, 2017 www.icdrilling.com

Preliminary Matters Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward- looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following: • our inability to implement our business and growth strategy; • a sustained decrease in domestic spending by the oil and natural gas exploration and production industry; • decline in or substantial volatility of crude oil and natural gas commodity prices; • fluctuation of our operating results and volatility of our industry; • inability to maintain or increase pricing on our contract drilling services; • delays in construction or deliveries of reactivated, upgraded, converted or new-build land drilling rigs; • the loss of material customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services; • an increase in interest rates and deterioration in the credit markets; • our inability to raise sufficient funds through debt financing and equity issuances needed to fund future rig construction projects; • additional leverage associated with borrowings to fund rig conversions and additional newbuild rigs; • our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance; • a substantial reduction in borrowing base under our revolving credit facility as a result of a decline in the appraised value of our drilling rigs or substantial reduction in our rig utilization; • overcapacity and competition in our industry; unanticipated costs, delays and other difficulties in executing our long-term growth strategy; • the loss of key management personnel; • new technology that may cause our drilling methods or equipment to become less competitive; • labor costs or shortages of skilled workers; • the loss of or interruption in operations of one or more key vendors; • the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage; • increased regulation of drilling in unconventional formations; • the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; • the potential failure by us to establish and maintain effective internal control over financial reporting; • lack of operating history as a contract drilling company; and • uncertainties associated with any registration statement, including financial statements, we may be required to file with the SEC. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this presentation and in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. Further, any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Adjusted Net Loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company’s management believes adjusted Net Loss, EBITDA and adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. See non-GAAP financial measures at the end of this presentation for a full reconciliation of Net Loss to adjusted Net Loss, EBITDA and adjusted EBITDA. 2

Corporate Snapshot

Sectors only pure play, pad-optimal growth story

- Fleet composed of thirteen 200 Series ShaleDriller® rigs and one 100 Series rig
  - Conversion of final 100 Series rig to full 200 Series specification commenced, with scheduled completion late 2Q'17 / early 3Q'17
  - Next two additional 200 Series newbuilds expected to be delivered with incremental investment of ~ 50% of historical cost of equivalent newbuild 200 Series rigs
- The speed, efficiency and safety offered by ICD's rigs dramatically reduce drilling times, thereby saving significant capex dollars for E&P operators

Established reputation for operational excellence and safety

- Safety focused operations (SEMS II compliant)
- Average 200 Series ShaleDriller® fleet age: ~2.6 years[1]
- Best-in-class operating stats
- Industry leading utilization: 100% of 200 Series rigs contracted
- Established, experienced and well-known management team
- Work with well-known customers who pay for quality

Current Operational Footprint


New Mexico
Oklahoma
Arkansas
Texas
Louisiana
March 22, 2017
Target Areas of Growth
Texas, Louisiana, Oklahoma and New Mexico
ICD Rig Location(2)

Current Capitalization & Liquidity[3]

US$MM, unless otherwise noted	
Share Price ($/Share)	4.92
Share Outstanding (MM)	37.8
Equity Value	**186.0**
Long-term debt – Credit Facility	25.8
Cash	7.1
Aggregate Value	**218.9**
Credit Facility Unused Capacity[4]	59.2
Cash	7.1
Total Current Liquidity	**66.3**
Book Value of Equity	257.3
Total Capitalization	**283.1**

1. Based upon date of initial drilling operations for newbuild 200 Series rig or converted 100 series rig. Excludes 100 Series rig currently undergoing conversion to 200 Series specification.
2. Based upon intended destination for one rig under contract, which had not yet mobilized as of 3/22/17.
3. Market data as of 3/22/17. Credit facility, debt and cash balances as of 12/31/16.
4. Total credit facility commitment less outstanding borrowings @ 12/31/16.

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 ICD is a leader in the rig replacement cycle – pad-optimal rigs are critical in the progression of the U.S. unconventional drilling evolution  With industry leading fleet utilization, ICD is a rig provider of choice  By driving faster cycle times, ICD’s rigs materially bend the E&P cost curve down  ICD’s standardized fleet supports lower capital intensity  Modular construction gives ICD a low cost rig fleet and provides a compounding capital advantage  ICD’s “Big Data” collection capability allows ICD to participate in the next wave of drilling technology innovation  ICD’s rigs provide revenues and EBITDA with low maintenance capital expenditures and minimal tax burden Key Differentiators Driving ICD’s Compelling Value Proposition 4

0.0 1.0 2.0 3.0 4.0 5.0 6.0 0 10 20 30 40 50 60 70 $ M M Drilling Program Days Saved Cutting only 39 days off a 295 day drilling program justifies the incremental cost of a $25k/day pad- optimal rig $16,000 Dayrate$20,000 Dayrate$25,000 Dayrate Incremental Cost of a Pad-Optimal Rig (2) AFE Savings Examples of ICD Delivering Significant Value for E&P Operators Cutting Cycle Times - Illustrative Savings vs Legacy Rigs 1. Assumes $75,000 operator spread cost over 70 days 2. Based on $12,000 dayrate for legacy rig for a 295 day program; incremental cost calculated as Pad-Optimal Rig Cost * (295 – Days Saved) – Legacy Rig Cost * 295 days 5 Case Study: Multi-Well Pad Drilling Program The industry’s unconventional resource development techniques are rapidly trending towards multi-well pad development • An operator drilling multi-well pads benefits from ICD’s pad- optimal technology (vs. 1 – 2 wells per pad), by reducing cycle times as the number of moves and move durations decline ‒ Non-pad-optimal rigs, with legacy skidding or slow walking systems, are effective on 1-2 wells per pad but cannot efficiently prosecute larger well pads that are rapidly becoming the industry norm today • Results in major cost savings for E&P operators • In an environment where total operator spread costs can approach $75,000/day on a wellsite, the incremental dayrate for a pad-optimal rig is marginal In 2015, for a large E&P operator utilizing a pad drilling program, ICD cut 70 days and $5.3MM off their original AFE drilling budgets $5.3MM (1)

Land Drilling Overview 6 As E&P operators continue the shift towards a wellbore manufacturing model, the focus will be on the safest operations and rigs that consistently eliminate non-productive time and drive operating efficiencies • Pad-optimal rigs represent equipment that is best suited for wellbore manufacturing • Drill more wells per year and accelerate E&P operators’ production profiles and cash flows • Eliminate substantial spread costs As lateral length and pad size and complexity continue to expand, value proposition of pad-optimal rig technology increases significantly Market access to pad-optimal rigs is extremely limited, with ICD and competitor pad-optimal fleets at full effective utilization • AC is no longer a differentiating technology • Bolt-on/after thought upgrades not fit-for-purpose, and do not deliver the value proposition of a true pad- optimal rig ShaleDriller rigs eliminate non-productive time, drill longer laterals faster and for less cost, and materially reduce spread costs/cycle times

High Pressure Mud Pumps Pad-Optimal Rig Characteristics - As Defined by E&P Operators Omni-Directional Walking System • Allows rig to move in any direction quickly between wellheads, rapidly and efficiently adjusts to misaligned wellbores, walks over raised well heads and increases safety • Superior to skidding systems which can only move to properly aligned wells in a straight line • Self-leveling capabilities 1,500 hp Drawworks • Rigs powered with 1,500 hp drawworks are well suited to the majority of unconventional resource formations • Ideally sized for drilling longer laterals while occupying a small footprint on the job site Bi-Fuel Capabilities • Operator can change between diesel or natural gas mix • Use of natural gas/diesel blend can result in major savings • Reduces carbon emissions • 7,500 psi mud pumps allow for drilling mud to be pumped through extended horizontal laterals • Necessary for drilling the long laterals required by complex horizontal drilling programs 7 Fast Moving • Specifically designed to reduce cycle times (reduces rig-move time between drilling locations) • Designed to minimize truck loads (and times) required for moves between drilling sites; complete move in 48 hours (4 daylight days or less) AC Programmable • Uses a variable frequency drive that allows for precise computer control of key drilling parameters during operations, providing accurate drilling through the wellbore • AC rigs drill faster with less open hole time and superior wellbore geometry vs. mechanical or SCR rigs • In today’s market, it is no longer a differentiating feature, it is a requirement

Expanding Haynesville Presence • Drilling and completion technology improvements bend the cost curve down for E&P operators in the Haynesville, creating incremental opportunities for pad-optimal drilling rigs and services • Pad-drilling • Longer laterals • Safety a priority • Demand for exceptionally trained, experienced crews prepared for challenging HPHT operating environments • Four rigs contracted in Haynesville 8

High-Quality Customer Base

ICD has established a deep and high-quality customer base composed of some of the most active players in the Permian Basin

- Expanding contractual backlog of term contracts:
  - Proforma Backlog at 12/31/16: $75 million[(1)], including six term contracts signed since year-end 2016
  - Subsequent to February 28, 2017, ICD signed an additional term contract relating to a rig operating in the spot market
- ICD's fleet standardization provides several benefits for customers including consistent branding, predictability in performance and quick understanding of the rig's capabilities
- ICD is focused on strategically expanding its customer base
  - Target markets are Texas and the contiguous states
  - Target customers with significant investments and willingness to drill through industry cycles
  - Target operators who value safety and efficient operations
  - Focus on customers willing to enter into long-term contractual relationships

ICD Customers Include Some of the Highest Quality, Most Active Players in the Permian Basin

Company	2017E Total Capex ($MM)
Anadarko Petroleum Corporation	4,600
Apache Corporation	3,100
Pioneer Natural Resources	2,800
Devon Energy	2,300
Concho Resources	1,800
Cimarex Energy	1,200
Parsley Energy	1,150
Newfield Exploration	1,000
QEP Resources	1,000
Diamondback Energy	1,000
SM Energy	875
Energen Energy	790
RSP Permian/Silver Hill	700
Laredo Petroleum	530
Approach Resources	N/A
Elevation Resources	N/A

Source: Wall Street Consensus Estimates and Company Guidance as of March 1, 2017

Current or past ICD customers

ICD Customer Base Breakdown (2)



31%
69%
Public
Private

1. As of February 28, 2017, includes contracts signed subsequent to 12/31/16. Excludes term contract signed subsequent to February 28, 2017. Backlog does not include potential reductions in rates for periods in which the rig is moving, on standby or incurring maintenance and repair time in excess of contractually allowed downtime. In addition, ICD currently expects that at least one rig under term contract will realize revenue on a standby-without-crew basis during Q1'17, which preserves expected cash margins from the contract but reduces overall top-line revenue included in backlog. To the extent that rigs under term contracts operate on a standby or standby-without-crew basis, top line revenues will be less than reported backlog from term contracts.
2. Represents percentage of rigs contracted with public customers and private customers.

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ICD Positioned for Growth • Final rig conversion underway with scheduled completion late 2Q’17 / early 3Q’17 • ICD in conversations with customers regarding delivery of additional rigs (two newbuilds) for which ICD has already made substantial investments • Recently signed term contracts expand 12/31/16 backlog on a proforma basis to $75 million(1) • Staggered term contract expiration matrix provides foundational support to fund additional newbuilds under credit facility, while maintaining upside to capture further dayrate improvement driven by full effective utilization of pad optimal rigs across U.S. land industry 0 1 2 3 4 5 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Current 200 Series Fleet ICD rigs available to capture additional dayrate in an improving market environment (2) (1) As of February 28, 2017. Excludes term contract signed subsequent to February 28, 2017. (2) Number of contracts expiring during applicable quarter for rigs within ICD’s current marketable fleet of 13 ShaleDriller rigs. Includes term contract signed subsequent to February 28, 2017 relating to rig previously operating in spot market. Excludes three additional rigs (final rig conversion, two newbuilds) ICD is currently discussing with customers. Delivery of such additional rigs, and the timing of delivery of such rigs, subject to continuing improvement in market conditions. See forward looking statements.. (2) 10

Financial Flexibility • ICD backlog expanding, with contract tenors and dayrates increasing for all contracts signed since 12/31/16 • ICD revised capital budget for 2017 is approximately $21.0 million and includes costs associated with final three 7,500 psi upgrades, maintenance capital expenditures, additions to capital spare inventories and other equipment, and completion of final rig conversion • ICD has already made significant investment towards its next two newbuild ShaleDriller® rigs - following completion of these projects, ICD fleet would be comprised of sixteen 200 Series ShaleDriller® rigs • ICD is ideally positioned to complete the next two planned newbuild projects while still maintaining a strong liquidity position • ICD in preferential tax position 11 Financial Flexibility and Liquidity $MM Cash @ 12/31/16 $7.1 Plus: Revolving Credit Facility Capacity @ 12/31/16 85.0 Less: Outstanding Borrowings @ 12/31/16 (25.8) Total Liquidity $66.3 Less: 2017 capex budget(1) 21.0 2017 planned asset sale(2) (3.9) Potential incremental growth capex(3) 22.0 Total Liquidity Adjusted (4) $27.2 Adjusted Net Debt / LTM Adj. EBITDA(4) 3.5x Adjusted Total Debt / Total Capitalization(4) 20.1% (1) As of March 22, 2017. (2) Estimated fair value, less selling costs, of assets held for sale as of December 31, 2016. (3) Estimated incremental investment of next two newbuild rigs. Actual costs may differ based upon final rig configuration and contractual requirements. (4) Assumes all budgeted capex, planned asset sales and potential growth capex occurred 12/31/16, and funded through additional borrowings under existing credit facility. Excludes debt associated with vehicle capital leases. See non-GAAP financial measures for calculation of last 12 months adjusted EBITDA.

Land Drilling’s Only Pure-Play, Pad-optimal, Growth Story Large Operators are Leading Unconventional Resource Capture Major Secular Shift in Unconventional Development is Underway Ongoing Resource Play Development Driving a Rig Replacement Cycle Pad-optimal Drilling Rigs are in Short Supply Major Barriers to Entry Exist for New Contract Drillers Modular Manufacturing Process Provides a Compounding Capital Advantage ShaleDriller® Offers a Compelling Value Proposition to E&P Customers ICD Provides a Differentiated Value Proposition to E&P Operators 12

Non-GAAP Financial Measures 13 Adjusted net loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measure that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. In addition, adjusted EBITDA is consistent with how EBITDA is calculated under our revolving credit facility for purposes of determining our compliance with various financial covenants. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “adjusted EBITDA” as EBITDA before stock-based compensation, non-cash asset impairments, gains or losses on disposition of assets, and other non-recurring items added back to, or subtracted from, net income for purposes of calculating EBITDA under our revolving credit facility. Neither adjusted net loss, EBITDA or adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”). Management believes adjusted net loss, EBITDA and adjusted EBITDA are useful because they allow our stockholders to more effectively evaluate our operating performance and compliance with various financial covenants under our revolving credit facility and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above from net income (loss) in calculating adjusted net loss, EBITDA and adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. None of adjusted net loss, EBITDA or adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted net loss, EBITDA and adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s return of assets, cost of capital and tax structure. Our presentation of adjusted net loss, EBITDA and adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted net loss, EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The table on the following page present a reconciliation of net loss to adjusted net loss, EBITDA and adjusted EBITDA.

Non-GAAP Financial Measures 14 Reconciliation of Net Loss to Adjusted Net Loss: Amount Per Share Amount Per Share Amount Per Share Amount Per Share Amount Per Share (in thousands) Net loss $(10,375) $ (0.28) $(5,226) $ (0.22) $ (7,198) $ (0.19) $(22,178) $(0.67) $ (7,880) $(0.33) A et impairments, net of insurance recoveries (1) 3,822 0.10 3,549 0.15 - - 3,822 0.12 2,708 0.11 Loss on disposition of assets, net (2) 1,354 0.04 338 0.01 676 0.02 1,942 0.06 2,940 0.12 Write-off of deferred financing costs (3) - - 394 0.02 - - 504 0.02 394 0.02 Executive retirement (4) - - - - - - 1,552 0.05 - - Stock-based compensation - executive retirement (4) - - - - - - (67) (0.01) - - Adjusted net loss $ (5,199) $ (0.14) $ (945) $ (0.04) $ (6,522) $ (0.17) $(14,425) $(0.43) $ (1,838) $(0.08) Twelve Months Ended (Unaudited) Three Months Ended (Unaudited) December 31, 2016 December 31, 2015 September 30, 2016 December 31, 2016 December 31, 2015 Reconciliation of Net Loss to EBITDA and Adjusted EBITDA: December 31, 2016 December 31, 2015 S ptember 30, 2016 December 31, 2 16 December 31, 2015 (in thousands) et loss $ (10,375) $ (5,226) $ (7,198) $ (22,178) $ (7,880) Add back: Income tax expense (benefit) 135 61 32 202 (325) Inter st expense 553 1,363 456 3,045 3,254 Depreci tion and amortization 6,157 6,058 6,010 23,808 21,151 EBITDA (3,530) 2,2 6 (700) 4,8 7 16,20 S ck-based compensation 913 1,071 976 4,249 3,543 Stock-based compensation - executive retirement (4) - - - (67) - Asset impairments, net of insurance recoveries (1) 3,822 3,549 - 3,822 2,708 Loss on disposition of assets, net (2) 1,354 338 676 1,942 2,940 Executive retirement (4) - - - 1,552 - Adjusted EBITDA $ 2,559 $ 7,214 $ 952 $ 16,375 $ 25,391 (Unaudited) Twelve Months EndedThree Months Ended (Unaudited) See footnote explanations on following page.

Non-GAAP Financial Measures 15 (1) In the fourth quarter of 2016, we recorded a $3.8 million, or $0.10 per share, non-cash write-down of assets held for sale to reflect their current fair value less estimated selling costs. In the fourth quarter of 2015, we recorded a $3.6 million, or $0.15 per share, impairment associated with our remaining non- walking 100 Series rig that will not be converted to 200 series status until market conditions improve. For the full year 2016, we recorded a $3.8 million, or $0.12 per share, non-cash impairment of assets held for sale to reflect their current market value less estimated selling costs and for the full year 2015 we recorded a $2.7 million, or $0.11 per share, impairment associated with our remaining non-walking 100 Series rig mentioned above and the impairment of a damaged driller’s cabin, net of insurance recoveries. (2) In the fourth quarter of 2016, we recorded a loss on disposition of assets of $1.4 million, or $0.04 per share, primarily due to non-cash disposal of equipment in connection with the upgrade to 7,500 psi mud systems. In the fourth quarter of 2015, we recorded a loss on disposition of assets of $0.3 million, or $0.01 per share, associated with the disposition of assets largely attributable to a rig conversion that was completed during the first quarter of 2016, and in the third quarter of 2016 we recorded a loss on disposition of assets of $0.7 million, or $0.02 per share, primarily due to non-cash disposal of equipment in connection with the upgrade to 7,500 psi mud systems. For the full year 2016, we recorded a loss on disposition of assets of $1.9 million, or $0.06 per share, primarily due to non-cash disposal of equipment in connection with the upgrade to 7,500 psi mud systems and for the full year 2015 we recorded $2.9 million, or $0.12 per share, associated with the disposition of assets largely attributable to the Company’s rig conversion that was completed during the first quarter of 2016. (3) For the full year 2016, we recorded $0.5 million, or $0.02 per share, related to the amortization of deferred financing costs in connection with a reduction of commitments under the Company’s revolving credit facility in April 2016. In the fourth quarter of 2015 and for the full year of 2015, we recorded $0.4 million, or $0.02 per share, related to the amortization of deferred financing costs in connection with a reduction of commitments under the Company’s revolving credit facility in October 2015. (4) For the full year 2016, we recorded $1.5 million, or $0.04 per share, of retirement benefits associated with the departure of an executive officer.

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